SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment Number 1 to
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2006

WorldTradeShow.com, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction incorporation or organization)	0001084370 (Commission File Number)	88-0355407 (I.R.S. employer identification number)

9449 Balboa Ave, Suite 114 San Diego, California (Address of principal executive offices)	92123 (Zip Code)

Registrant's Telephone number, including area code: (858) 292-9637

(Former name, address and former fiscal year, if changed since last report) : N/A

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Effective July 20, 2006, Armando C. Ibarra, Certified Public Accountants, A Professional Corporation ("Ibarra") resigned as principal auditor for WorldTradeShow.com, Inc. (the "Company"). At no time through that date were there any disagreements between the Company and Ibarra on any matter of accounting principles or practices, financial statement disclosures or auditing scopes or procedures. Ibarra performed the audit of the Company's financial statements for the fiscal year-end April 30, 2005. The audit of the Company's financial statements for the fiscal year ended April 30, 2006 has not been completed. The audit report of Ibarra did not contain either an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles. As the letter of Ibarra to the Securities and Exchange Commission attached hereto as Exhibit 16.1 indicates, Ibarra is in agreement with the disclosures contained herein.

The Board of Directors of the Company, at a meeting held July 20, 2006, approved the dismissal of Ibarra and appointed Chang G. Park, CPA, Ph D., 6474 University Avenue, California 92115-5807, telephone 619-286-9610, facsimile 619-286-6874 as independent auditors for the Company beginning with the fiscal year ended April 30, 2006.

ITEM 9. FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibit No. 16.1: Letter from Armando C. Ibarra, Certified Public Accountants, A Professional Corporation, to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant:   WORLDTRADESHOW.COM, INC.

Signature	Title	Date
By: /s/ Sheldon Silverman Sheldon Silverman	Chief Executive Officer Director - Chairman	July 24, 2006